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                                                                       EXHIBIT 5

[the Soloist(R) Logo]

                                                       SOLOIST ANNUITY(R) II
                                                   APPLICATION/ENROLLMENT CARD
                                                 $15,000 MINIMUM INITIAL PAYMENT

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
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PLAN TYPE   AN OPTION MUST BE SELECTED
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This contract is established as a:    [ ] IRA Rollover              [ ] Roth IRA Rollover
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DEATH BENEFIT OPTIONS  MAXIMUM ISSUE AGE THROUGH                    OTHER OPTIONS
---------------------  AGE 85.                                      -------------

[ ]   STANDARD DEATH BENEFIT                                        [ ] 5 YEAR CONTINGENT DEFERRED SALES CHARGE *

[ ]   1 - YEAR ANNIVERSARY *                                        [ ] 7 YEAR CONTINGENT DEFERRED SALES CHARGE *

[ ]   5% INTEREST *

[ ]   5 - YEAR ANNIVERSARY *                                        [ ] INCOME GUARD * ONLY FOR ANNUITANT'S AGE 82 OR LESS. GAV
                                                                    INTEREST ACCRUES UNTIL NO LATER THAN THE ANNUITANT'S AGE 85.

              * Election of this option will increase or decrease the Variable Account charge, please see prospectus.
------------------------------------ ------------------------------ ----------------------------------------------------------------
CONTRACT OWNER                                                      ANNUITANT
--------------                                                      ---------

Last Name                                                           Last Name          Complete only if different from
                                                                                       primary contract owner

First Name (continued)                                         MI   First Name                                                  MI


Address                                                             Address
       -------------------------------------------                         ---------------------------------------------------------

       -------------------------------------------                         ---------------------------------------------------------
                                                                                                    Maximum issue age through age 85

Sex   [ ] M  [ ] F  Birthdate       /     /                         Sex   [ ] M    [ ] F          Birthdate      /       /
                             -------------------------                                                     -------------------------
                              MM     DD    YYYY                                                              MM     DD     YYYY
Soc. Sec. No. or Tax ID                                             Soc. Sec. No.
                       -------------------------------                           ---------------------------------------------------
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BENEFICIARY  WHOLE PERCENTAGES ONLY, MUST TOTAL 100%.
-----------
                                                                                   Relationship                         Birthdate
Primary  Contingent       Print Full Name (Last, First, MI)      Allocation        to Annuitant     Soc. Sec. No.       MM/DD/YYYY

  [ ]                                                                        %                                             /    /
                         -----------------------------------     ------------      ------------     -------------     --------------
  [ ]       [ ]                                                              %                                             /    /
                         -----------------------------------     ------------      ------------     -------------     --------------
  [ ]       [ ]                                                              %                                             /    /
                         -----------------------------------     ------------      ------------     -------------     --------------
  [ ]       [ ]                                                              %                                             /    /
                         -----------------------------------     ------------      ------------     -------------     --------------
---------------------------------------------------- --------- ---------------------------------------------------------------------
ANNUITY PURCHASE PAYMENTS   [ ] ROLLOVER                APPLY FOR TAX YEAR
-------------------------                                                  ----------------------------

First Purchase Payment $_______________ ($15,000 MINIMUM INITIAL PAYMENT) submitted. A copy of this application properly signed by the producer will constitute receipt for such amount. If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.
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REMARKS
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APO-4297              Product of Nationwide Life Insurance Co.                                             SOLOIST II - AO (5/99)
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PURCHASE PAYMENT ALLOCATION  A CONTRACT CANNOT BE ISSUED UNLESS THIS SECTION IS COMPLETE. WHOLE PERCENTAGES ONLY, MUST TOTAL 100%.
---------------------------
AMERICAN CENTURY                               ___% FIDELITY VIP HIGH INCOME PORTFOLIO        NEUBERGER BERMAN
 ___% Short-Term Government                                                                    ___% Guardian Fund, Inc.
 ___% Growth                                  FRANKLIN MUTUAL SERIES FUND, INC.                ___% Limited Maturity Bond Fund
 ___% Income and Growth                        ___% Mutual Shares Fund:                        ___% Partners Fund, Inc.
 ___% International. Growth                         Class A
 ___% Ultra                                    ___% INVESCO DYNAMICS FUND                      ___% OPPENHEIMER GLOBAL FUND/VA
 ___% DELCHESTER FUND - INSTITUTIONAL CLASS
                                              JANUS                                            ___% PHOENIX BALANCED FUND SERIES
DREYFUS                                        ___% Fund
 ___% A Bonds Plus, Inc.                       ___% Twenty Fund                               PRESTIGE
 ___% Appreciation Fund, Inc.                  ___% Worldwide Fund                             ___% Balanced Fund - Class A
 ___% Balanced Fund, Inc.                                                                      ___% International Fund - Class A
 ___% S & P 500 Index Fund                    LAZARD                                           ___% Large Cap Growth Fund - Class A
 ___% Third Century Fund, Inc.                 ___% Small Cap Portfolio - Open Shares          ___% Large Cap Value Fund - Class A
 ___% EVERGREEN INCOME & GROWTH FUND                                                           ___% Small Cap Fund - Class A
                                              MFS(R)
FEDERATED                                      ___% World Governments Fund                    STRONG
 ___% Bond Fund                                                                                ___% Common Stock Fund, Inc.
 ___% High Yield Trust                        NATIONWIDE FUNDS                                 ___% Total Return Fund, Inc.
                                               ___% Bond Fund - Class D
FIDELITY ADVISOR                               ___% Fund - Class D                             ___% TEMPLETON FOREIGN FUND - CLASS A
 ___% Balanced Fund - Class T                  ___% Growth Fund - Class D
 ___% Equity Income Fund - Class T             ___% Money Market Fund                         WARBURG PINCUS
 ___% Growth Opportunities Fund - Class T      ___% Nationwide(R) Intermediate U.S.            ___% Emerging Growth Fund
 ___% High Yield Fund - Class T                     Government Income Fund                     ___% Global Fixed Income Fund
                                               ___% Nationwide S&P 500(R) Index
FIDELITY                                            Fund - Class R                            MVA/GUAR. TERM OPTION
 ___% Asset Manager (TM)                                                                       ___% 3 Year          $1,000 minimum
 ___% Equity - Income Fund                    NEUBERGER BERMAN EQUITY TRUST(R)                 ___% 5 Year          for each MVA/GTO
 ___% Magellan(R) Fund                         ___% Neuberger Berman Genesis Trust             ___% 7 Year          option
 ___% Puritan Fund                                                                             ___% 10 Year

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CONTRACT OWNER SIGNATURES
-------------------------
I hereby represent my answers to the above questions to be accurate and complete and acknowledge that I have received a copy of the current prospectus for this variable annuity contract.

[ ] Yes [ ] No  Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?
[ ]   Please send me a copy of the statement of additional information to the prospectus.

STATE IN WHICH APPLICATION WAS SIGNED                                                  DATE
                                     ------------------------------------------------      -----------------------------------------
                                                      State
ANNUITANT
          --------------------------------------------------------------------------------------------------------------------------
                                                                  Signature
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PRODUCER INFORMATION
--------------------
[ ] Yes  [ ] No  Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

PRODUCER SIGNATURE
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                                               Signature
       NAME                                                                         PRODUCER SSN
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       BROKER/DEALER                                                                PHONE (   )
                    ------------------------------------------------------------          ------------------------------------------

       ADDRESS
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   REGULAR MAIL                                                                             EXPRESS MAIL
   ------------------------------------        ------------------------------------      ------------------------------------------
   Nationwide Life Insurance Co.                                                         Nationwide Life Insurance Co.
   P.O. Box 16609                                        Service Center                  One Nationwide Plaza
   Columbus, Ohio  43216-6609                            1-800-848-6331                  Columbus, Ohio  43215-2220
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